Exhibit 99.1

iHEARTMEDIA, INC. REPORTS

RESULTS FOR 2014 THIRD QUARTER

•	Revenues up 3% totaling $1.6 billion — 1% increase at iHeartMedia and 3% increase at Outdoor
•	OIBDAN[1] up 9%, totaling $480 million — 14% increase at International Outdoor, 1% increase at iHeartMedia and 1% decline at Americas Outdoor

San Antonio, October 28, 2014 – iHeartMedia, Inc. (OTCBB: IHRT) today reported financial results for the third quarter ended September 30, 2014.

“This quarter we became ‘iHeartMedia’ to better reflect who we are today – the leading media and entertainment company in the digital age,” Chairman and Chief Executive Officer Bob Pittman said. “We are a one-of-a-kind multi-platform media company that delivers unparalleled reach, scale and impact while continuing to provide the most live entertainment – with more content and more events in more places on more devices – to the industry’s most engaged audiences, wherever they are. And last month, our fourth annual iHeartRadio Music Festival generated more buzz than ever with five billion social media impressions, more than double last year’s total, and on par with the Academy Awards. Our constantly expanding platform of assets enables advertisers and partners to engage seamlessly across all of our diverse media platforms – broadcast, digital, outdoor, mobile, social and events.”

“We were pleased to continue to grow overall revenues while tightly managing our expenses through operating efficiencies to generate a 9% growth in OIBDAN this quarter,” said Rich Bressler, President and Chief Financial Officer. “We delivered year-over-year increases in revenues and OIBDAN at iHeartMedia and our International Outdoor business. Our Americas Outdoor segment continues to improve after coming off of a challenging first half of the year. We also continued to build our financial flexibility with three successful debt refinancing activities during the third quarter, as well as $57.1 million in discounted repurchases of our 2016 and 2018 debt that we have completed in October, further extending our runway and enabling us to keep focusing on our operations and growth.”

Third Quarter 2014 Results

Consolidated revenues increased $42.5 million, or 3%, in the third quarter of 2014 compared to the same period of 2013. Excluding the effects of movements in foreign exchange rates, revenues also increased 3%, or $41.9 million.

•	iHeartMedia revenues increased $7 million, or 1%, primarily driven by core national broadcast radio, political advertising, and traffic and weather services. Higher revenues were partially offset by lower core local broadcast radio revenues.

•	Americas outdoor revenues decreased $2 million, or 1% ($1 million, or 0%, excluding foreign exchange impacts), primarily driven by lower national account revenues. Higher digital revenues were partially offset by decreases in revenues from traditional product lines.

•	International outdoor revenues increased $22 million, or 6% ($21 million, or 5%, excluding foreign exchange impacts), primarily driven by growth in both western Europe and emerging markets such as China.

The Company’s OIBDAN1 was up 9%, or $39 million, to $479 million for the three months ended September 30, 2014, versus $441 million for the same period of 2013. Included in OIBDAN for the third quarter of both 2014 and 2013 were $10 million and $8 million of operating and corporate expenses, respectively, associated with the Company’s strategic revenue and efficiency initiatives to attract additional advertising dollars to its businesses and improve operating efficiencies.

The consolidated net loss attributable to the Company was $115 million in the third quarter of 2014 compared to a consolidated net loss attributable to the Company of $102 million in the same period of 2013.

The consolidated net loss before income taxes was $83 million in the third quarter of 2014 compared to a consolidated net loss before income taxes of $166 million in the same period of 2013. The improvement in net loss was due primarily to an increase in operating income as a result of higher revenue, lower corporate expenses and a non-cash gain realized upon the exchange of two radio stations held in the Aloha Station Trust, LLC for a portfolio of 29 radio stations.

Key Highlights

The Company’s recent key highlights include:

iHeartMedia

•	Became “iHeartMedia,” to better reflect the company today, including the momentum of the iHeartRadio digital radio platform and how consumers and advertisers can engage seamlessly across the business’s diverse live media platforms – broadcast radio, digital, mobile, social, TV, outdoor and events.

•	Drove record audience engagement with the fourth annual iHeartRadio Music Festival across all leading social media platforms including over 5 billion total social impressions during the Festival weekend – more than doubling the 2013 level and on par with the Academy Awards – with more than 80 percent of posts coming from Millennials, the 18-34 year old demographic. Twitter emerged as the dominant platform, representing two-thirds of the overall social media activity and resulting in #iHeartRadio trending worldwide on both days of the Festival. On top of nearly 30,000 fans who experienced the September 19-20 event in person in Las Vegas, the Festival was broadcast live to millions across iHeartMedia’s broadcast stations, the iHeartRadio app, as well as via the Yahoo Live stream. The CW Network also aired the concerts as an exclusive two-night TV special on September 29-30.

•	Partnered with Omnicom Media Group in an innovative alliance to create more opportunities for OMG advertisers to access new combined cross-platform offerings and advanced insight into iHeartMedia’s extensive pipeline of industry-leading events and technologies.

•	Hosted iHeartMedia’s inaugural Client Summit at the iHeartRadio Music Festival in Las Vegas. The Summit, which was attended by several hundred advertisers and agencies, showcased the new iHeartMedia and what’s next across broadcast radio, digital, mobile, social and event platforms.

•	Reached 56 million iHeartRadio registered users, as of September 30, 2014, growing 43% year over year. iHeartRadio’s total listening hours were up 10% over the third quarter of 2013, while downloads and upgrades increased to 434 million. Mobile represented 59% of iHeartRadio’s total listening hours during the third quarter of 2014.

•	Became the first music partner for Android Wear, enabling users with the iHeartRadio app installed on their Android smartphones to control it with voice activation via the Samsung Gear Live, Moto 360 and LG G Watch. The iHeartRadio app is available on 46 platforms – including mobile, tablets, automotive partners, smart TVs, gaming devices, wearables and more.

•	Announced the inaugural “iHeartRadio Fiesta Latina,” a first-of-its-kind mega concert event for Latin music fans nationwide – featuring Pitbull, Ricky Martin, Roberto Tapia and Alejandra Guzmán, among many others, performing live at the Forum in Los Angeles on Saturday, November 22. The newest of iHeartMedia’s major concert events, iHeartRadio’s Fiesta Latina, will be co-produced by iHeartMedia and Live Nation.

•	Announced schedule for the annual iHeartRadio Jingle Ball 2014 tour, a marquee music event, which celebrates the holiday season across 13 cities. Taylor Swift, Maroon 5, Sam Smith, Ariana Grande, and other top recording artists to lead all-star lineups in major U.S. cities, including New York, Los Angeles, Miami, Boston and Chicago.

•	Incorporated Nielsen’s radio audience measurement data into iHeartMedia’s Audience Delivery Optimizer (AuDiO), a groundbreaking proprietary radio targeting tool launched last June for political advertisers, to enhance AuDiO’s ability to identify key voter segments. This partnership marks the first time that Nielsen’s Portable People Meter (PPM) currency data, the industry standard, has been combined with specific public voter information to create a powerful new capability for political advertisers.

•	Joined forces with NBC in August to premiere the network’s new romantic comedy “A to Z” across iHeartMedia’s network of digital properties in a first-of-its-kind campaign that made the pilot available everywhere on iHeartRadio, with on-air promotion across contemporary hits radio stations and their websites, mobile sites and social networks throughout the country, as well as featuring on-air discussions with iHeartMedia’s nationally syndicated top on-air personality Ryan Seacrest to drive awareness of the digital screening.

•	Named visionary advertising and media executive Gayle Troberman as Executive Vice President and Chief Marketing Officer of iHeartMedia, Inc. Ms. Troberman joined iHeartMedia from Mediabrands, where she served as Chief Marketing and Ideas Officer; before that, she spent 16 years at Microsoft, first launching Internet startups and building the first branded entertainment team online, and then as their Chief Creative Officer.

Outdoor

•	Installed 125 new digital displays in international markets for an end of quarter total of over 4,200 displays and 17 new digital billboards in North America for an end of quarter total of 1,125 across 40 markets.

•	Expanded the ‘Connect’ interactive mobile advertising platform in Latin America with the first campaign being from the largest cosmetic franchise in the world, O Boticário, to raise awareness and increase brand engagement for the launch of a new line of fragrances. The wider Connect rollout in Latin America will see 1,500 outdoor sites fitted with tags enabled for Near Field Communication (NFC), QR code and SMS capabilities later this year.

•	Sponsored Advertising Week in New York and developed a unique campaign using the digital kiosks at the Time Center, the hub of advertising week activity.

•	Launched ‘Play London,’ a digital outdoor expansion initiative in the UK. Play London will feature the nationwide expansion of Storm, our network of premium digital boards, and Adshel Live, our network of bus-stop panels. Hundreds of digital sites for premium city-center locations will go live across the country by the end of 2014.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2014	2013		2014	2013
Revenue[1]
iHM	$830,509	$823,863	1%	$2,307,193	$2,286,040	1%
Americas Outdoor	329,500	331,346	(1%)	917,404	952,832	(4%)
International Outdoor	413,294	391,667	6%	1,241,846	1,187,262	5%
Other	73,712	57,460	28%	184,236	167,778	10%
Eliminations	(16,981)	(16,814)		(47,943)	(45,235)

Consolidated revenue	$1,630,034	$1,587,522	3%	$4,602,736	$4,548,677	1%

Operating expenses[1,2]
iHM	$511,526	$509,348	0%	$1,466,038	$1,440,450	2%
Americas Outdoor	195,996	196,711	(0%)	572,550	584,908	(2%)
International Outdoor	344,451	330,820	4%	1,035,775	1,000,953	3%
Other	40,666	40,032	2%	125,360	124,091	1%
Eliminations	(16,971)	(16,814)		(47,933)	(45,235)

Consolidated operating expenses	$1,075,668	$1,060,097	1%	$3,151,790	$3,105,167	2%

OIBDAN[1]
iHM	$319,061	$314,515	1%	$841,233	$845,590	(1%)
Americas Outdoor	133,504	134,635	(1%)	344,854	367,924	(6%)
International Outdoor	68,843	60,847	13%	206,071	186,309	11%
Other	33,046	17,428	90%	58,876	43,687	35%
Corporate[1,3]	(75,287)	(86,820)		(224,371)	(231,609)

Consolidated OIBDAN	$479,167	$440,605	9%	$1,226,663	$1,211,901	1%

Certain prior period amounts have been reclassified to conform to the 2014 presentation of financials throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange to revenues; (iii) direct operating and SG&A expenses excluding effects of foreign exchange to expenses; (iv) OIBDAN excluding effects of foreign exchange to OIBDAN; (v) revenues excluding effects of political revenues to revenues; (vi) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vii) OIBDAN to net income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.
[2]	The Company’s operating expenses include direct operating expenses and SG&A expenses.
[3]	Includes Corporate for Clear Channel Outdoor Holdings, Inc. of $32 million and $28 million for the three months ended September 30, 2014 and 2013, respectively, and $92 million and $86 million for the nine months ended September 30, 2014 and 2013, respectively.

iHeartMedia

iHeartMedia segment revenues increased $7 million, or 1% during the third quarter of 2014. Revenue increased for our core national broadcast radio, including events, and our national syndication business. Political advertising revenue was higher, as was revenue from our traffic and weather business as a result of the impact of strategic sales initiatives. Partially offsetting these increases were decreases in our core local broadcast radio revenues.

Operating expenses increased $2 million during the third quarter of 2014 versus the same period in 2013 primarily due to higher compensation expense, including commissions, as well as higher spending on revenue and efficiency initiatives. These increases were partially offset by lower direct expenses as a result of previous efficiency initiatives.

OIBDAN was up $5 million (to $319 million) in the third quarter of 2014 compared to the same period in 2013.

Americas Outdoor Advertising

Americas outdoor revenues decreased $2 million, or 1% ($1 million, or 0%, excluding foreign exchange impacts), compared to the same period in 2013, primarily driven by lower national account revenues and the nonrenewal of certain airport contracts. Higher digital revenues were partially offset by decreases in revenues from traditional product lines.

Operating expenses declined $1 million (or flat excluding foreign exchange impacts) during the third quarter of 2014 versus the same period in 2013 due primarily to property tax refunds and lower commissions partially offset by higher expenses related to litigation.

OIBDAN declined $1 million (to $134 million) in the third quarter of 2014 compared to the same period in 2013.

International Outdoor Advertising

International outdoor revenues increased $22 million, or 6% ($21 million, or 5%, excluding foreign exchange impacts), compared to the same period in 2013, primarily driven by revenue growth in Europe including Italy, due to a new contract for the Rome airports, as well as France and Sweden. Revenue in emerging markets also increased, particularly in China, as a result of new contracts.

Operating expenses increased $14 million (or $12 million excluding foreign exchange impacts) during the third quarter of 2014 versus the same period in 2013 primarily driven by higher variable site lease costs and compensation expenses related to higher revenues generated from new contracts, as well as higher expenses from investing in our digital sales force.

OIBDAN was up $8 million, or 13% (14% excluding foreign exchange impacts) (to $69 million) in the third quarter of 2014 compared to the same period in 2013.

Conference Call

iHeartMedia, Inc. along with its wholly owned subsidiary, iHeartCommunications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on October 28, 2014 at 8:30 a.m. Eastern Time. The conference call number is (800) 260-0719 (U.S. callers) and (651) 291-1889 (International callers) and the passcode for both is 339205. A live audio webcast of the conference call will also be available on the investor section of www.iHeartMedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for 30 days. The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode for both is 339205. An archive of the webcast will be available beginning 24 hours after the call for 30 days.

TABLE 1 - Financial Highlights of iHeartMedia, Inc. and Subsidiaries

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$1,630,034	$1,587,522	$4,602,736	$4,548,677
Operating expenses:
Direct operating expenses	645,981	648,743	1,885,698	1,879,109
Selling, general and administrative expenses	429,687	411,354	1,266,092	1,226,058
Corporate expenses	78,202	89,574	233,104	245,702
Depreciation and amortization	175,865	177,330	524,798	539,246
Impairment charges	35	—	4,937	—
Other operating income, net	47,172	6,186	45,709	9,694

Operating income	347,436	266,707	733,816	668,256
Interest expense	432,616	438,404	1,304,335	1,231,437
Loss on sale of marketable securities	—	31	—	130,929
Equity in earnings (loss) of nonconsolidated affiliates	3,955	3,983	(9,388)	13,595
Loss on extinguishment of debt	(4,840)	—	(56,259)	(3,888)
Other income (expense), net	2,617	1,709	16,315	(17,389)

Loss before income taxes	(83,448)	(165,974)	(619,851)	(439,934)
Income tax benefit (expense)	(24,376)	73,802	(92,142)	158,650

Consolidated net loss	(107,824)	(92,172)	(711,993)	(281,284)
Less: Amount attributable to noncontrolling interest	7,028	9,683	13,679	16,372

Loss attributable to the Company	$(114,852)	$(101,855)	$(725,672)	$(297,656)

For the three months ended September 30, 2014, foreign exchange rate movements increased the Company’s revenues by $1 million and increased direct operating and SG&A expenses by $1 million. For the nine months ended September 30, 2014, foreign exchange rate movements increased the Company’s revenues by $12 million and direct operating and SG&A expenses by $10 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for September 30, 2014 and December 31, 2013:

(In millions)	September 30,	December 31,
	2014	2013
Cash	$522.4	$708.2
Total Current Assets	2,299.5	2,513.3
Net Property, Plant and Equipment	2,728.7	2,897.6
Total Assets	14,306.0	15,097.3
Current Liabilities (excluding current portion of long-term debt)	1,293.1	1,309.9
Long-Term Debt (including current portion of long-term debt)	20,484.8	20,484.2
Shareholder’s Deficit	(9,506.2)	(8,696.6)

TABLE 3 - Total Debt

At September 30, 2014 and December 31, 2013, iHeartMedia had total debt of:

(In millions)	September 30,	December 31,
	2014	2013
Senior Secured Credit Facilities	$7,231.2	$8,225.8
Receivables Based Facility	—	247.0
Priority Guarantee Notes	5,324.8	4,324.8
Other Secured Subsidiary Debt	18.7	21.1

Total Secured Debt	12,574.7	12,818.7
Senior Cash Pay Notes due 2016	—	94.3
Senior Toggle Notes due 2016	—	127.9
Senior Notes due 2021	1,661.7	1,404.2
iHeart Senior Notes	725.0	1,436.5
Senior Notes due 2018	850.0	—
Subsidiary Senior Notes due 2022	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes due 2020	2,200.0	2,200.0
Other iHeart Subsidiary Debt	0.4	—
Purchase accounting adjustments and original issue discount	(252.0)	(322.4)

Total long term debt (including current portion of long-term debt)	$20,484.8	$20,484.2

The current portion of long-term debt was $3 million and $454 million as of September 30, 2014 and December 31, 2013, respectively.

Liquidity and Financial Position

For the nine months ended September 30, 2014, cash flow used for operating activities was $28 million, cash flow provided by investing activities totaled $37 million, cash flow used for financing activities was $189 million, and the effect of exchange rate changes on cash was $5 million. The net decrease in cash was $186 million, primarily as a result of paying down a portion of our long-term debt.

Capital expenditures for the nine months ended September 30, 2014 were approximately $195 million compared to $197 million for the same period in 2013.

During the third quarter of 2014, we entered into the following debt transactions:

•	Paid off $222.2 million of long-term debt through the issuance of notes due 2021 to a subsidiary and redeeming the remaining outstanding $94.3 million of Senior Cash Pay Notes due 2016 and $127.9 million of Senior Toggle Notes due 2016

•	Issued and sold $1,000 million in Priority Guarantee Notes due 2022 and prepaid $974.9 million of the loans outstanding under its Term Loan B facility and $16.1 million of the loans outstanding under its Term Loan C-asset sale facility

•	During the period of October 1, 2014 through October 27, 2014, CC Finco repurchased via open market transactions a total of $57.1 million aggregate principal amount of iHeart’s outstanding 5.5% Senior Notes due 2016 for a total purchase price of $55.5 million, including accrued interest. The notes repurchased by CC Finco remain outstanding and were not cancelled

The senior secured credit facilities require iHeart to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by iHeart’s senior secured credit facilities) for the preceding four quarters. iHeart’s secured debt consists of the senior secured credit facilities, the receivables-based credit facility, the priority guarantee notes and certain other secured subsidiary debt. As required by the definition of consolidated EBITDA in iHeart’s senior secured credit facilities, iHeart’s consolidated EBITDA for the preceding four quarters of $1.9 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income, net plus share-based compensation and amortization of deferred system implementation costs and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by iHeart’s senior secured credit facilities) to operating income and net cash provided by operating activities for the four quarters ended September 30, 2014:

(In millions) Note numbers may not sum due to rounding	Four Quarters Ended September 30, 2014
Consolidated EBITDA (as defined by iHeart’s senior secured credit facilities)	$1,927.0
Less adjustments to consolidated EBITDA (as defined by iHeart’s senior secured credit facilities):
Cost incurred in connection with closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(82.6)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in iHeart’s senior secured credit facilities)	(21.8)
Non-cash charges	(46.2)
Cash received from nonconsolidated affiliates	(2.8)
Other items	(17.3)
Less: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	(797.3)

Operating income	959.0
Plus: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	797.3
Less: Interest expense	(1,722.3)
Less: Current income tax benefit	(46.9)
Less: Other income, net	11.7
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	108.9
Change in assets and liabilities, net of assets acquired and liabilities assumed	77.9

Net cash provided by operating activities	$185.6

The maximum ratio under this financial covenant is currently set at 9.00:1 and reduces to 8.75:1 for the four quarters ended December 31, 2014. At September 30, 2014, the ratio was 6.4:1.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and nine months ended September 30, 2014 and 2013. The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and amortization of deferred systems implementation costs as well as the following line items presented in its Statement of Operations: Income tax benefit(expense); Other income (expense), net; Loss on extinguishment of debt; Equity in earnings (loss) of nonconsolidated affiliates; Interest expense; Other operating income, net; Depreciation and amortization; Impairment charges; and Non-cash compensation expense.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and net income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, stock option structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net loss, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (in which a foreign currency adjustment is made to show the 2014 actual foreign revenues, expenses and OIBDAN at average 2013 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) Revenues excluding effects of political revenue to revenues; (vi) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vii) OIBDAN to net loss.

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating expense, net	Impairment charges	Other Adjustments	OIBDAN
Three Months Ended September 30, 2014
iHM	$257,377	$—	$61,606	$—	$—	$78	$319,061
Americas Outdoor	84,531	—	48,973	—	—	—	133,504
International Outdoor	18,738	—	50,105	—	—	—	68,843
Other	24,657	—	8,389	—	—	—	33,046
Impairment charges	(35)	—	—	—	35	—	—
Corporate	(85,004)	2,246	6,792	—	—	679	(75,287)
Other operating income (expense), net	47,172	—	—	(47,172)	—	—	—

Consolidated	$347,436	$2,246	$175,865	$(47,172)	$35	$757	$479,167

Three Months Ended September 30, 2013
iHM	$249,770	$—	$64,745	$—	$—	$—	$314,515
Americas Outdoor	86,105	—	48,530	—	—	—	134,635
International Outdoor	11,757	—	49,090	—	—	—	60,847
Other	7,503	—	9,925	—	—	—	17,428
Impairment charges	—	—	—	—	—	—	—
Corporate	(94,614)	2,754	5,040	—	—	—	(86,820)
Other operating income (expense), net	6,186	—	—	(6,186)	—	—	—

Consolidated	$266,707	$2,754	$177,330	$(6,186)	$—	$—	$440,605

Nine Months Ended September 30, 2014
iHM	$655,499	$—	$185,656	$—	$—	$78	$841,233
Americas Outdoor	200,760	—	144,094	—	—	—	344,854
International Outdoor	55,308	—	150,763	—	—	—	206,071
Other	33,113	—	25,763	—	—	—	58,876
Impairment charges	(4,937)	—	—	—	4,937	—	—
Corporate	(251,636)	8,064	18,522	—	—	679	(224,371)
Other operating income (expense), net	45,709	—	—	(45,709)	—	—	—

Consolidated	$733,816	$8,064	$524,798	$(45,709)	$4,937	$757	$1,226,663

Nine Months Ended September 30, 2013
iHM	$644,975	$—	$200,615	$—	$—	$—	$845,590
Americas Outdoor	223,668	—	144,256	—	—	—	367,924
International Outdoor	36,296	—	150,013	—	—	—	186,309
Other	13,890	—	29,797	—	—	—	43,687
Impairment charges	—	—	—	—	—	—	—
Corporate	(260,267)	14,093	14,565	—	—	—	(231,609)
Other operating income (expense), net	9,694	—	—	(9,694)	—	—	—

Consolidated	$668,256	$14,093	$539,246	$(9,694)	$—	$—	$1,211,901

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2014	2013		2014	2013
Consolidated revenue	$1,630,034	$1,587,522	3%	$4,602,736	$4,548,677	1%
Excluding: Foreign exchange increase	(626)	—		(11,588)	—

Revenue excluding effects of foreign exchange	$1,629,408	$1,587,522	3%	$4,591,148	$4,548,677	1%

Americas Outdoor revenue	$329,500	$331,346	(1%)	$917,404	$952,832	(4%)
Excluding: Foreign exchange decrease	473	—		2,255	—

Americas Outdoor revenue excluding effects of foreign exchange	$329,973	$331,346	(0%)	$919,659	$952,832	(3%)

International Outdoor revenue	$413,294	$391,667	6%	$1,241,846	$1,187,262	5%
Excluding: Foreign exchange increase	(1,099)	—		(13,843)	—

International Outdoor revenue excluding effects of foreign exchange	$412,195	$391,667	5%	$1,228,003	$1,187,262	3%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2014	2013		2014	2013
Consolidated expense	$1,075,668	$1,060,097	1%	$3,151,790	$3,105,167	2%
Excluding: Foreign exchange increase	(1,053)	—		(9,667)	—

Consolidated expense excluding effects of foreign exchange	$1,074,615	$1,060,097	1%	$3,142,123	$3,105,167	1%

Americas Outdoor expense	$195,996	$196,711	(0%)	$572,550	$584,908	(2%)
Excluding: Foreign exchange decrease	438	—		2,022	—

Americas Outdoor expense excluding effects of foreign exchange	$196,434	$196,711	(0%)	$574,572	$584,908	(2%)

International Outdoor expense	$344,451	$330,820	4%	$1,035,775	$1,000,953	3%
Excluding: Foreign exchange increase	(1,491)	—		(11,689)	—

International Outdoor expense excluding effects of foreign exchange	$342,960	$330,820	4%	$1,024,086	$1,000,953	2%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2014	2013		2014	2013
Consolidated OIBDAN	$479,167	$440,605	9%	$1,226,663	$1,211,901	1%
Excluding: Foreign exchange (increase) decrease	427	—		(1,921)	—

OIBDAN excluding effects of foreign exchange	$479,594	$440,605	9%	$1,224,742	$1,211,901	1%

Americas Outdoor OIBDAN	$133,504	$134,635	(1%)	$344,854	$367,924	(6%)
Excluding: Foreign exchange decrease	35	—		232	—

Americas Outdoor OIBDAN excluding effects of foreign exchange	$133,539	$134,635	(1%)	$345,086	$367,924	(6%)

International Outdoor OIBDAN	$68,843	$60,847	13%	$206,071	$186,309	11%
Excluding: Foreign exchange (increase) decrease	392	—		(2,153)	—

International Outdoor OIBDAN excluding effects of foreign exchange	$69,235	$60,847	14%	$203,918	$186,309	9%

Reconciliation of Revenues excluding Effects of Political Revenue to Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2014	2013		2014	2013
Consolidated revenue	$1,630,034	$1,587,522	3%	$4,602,736	$4,548,677	1%
Excluding: Political revenue	(19,466)	(4,799)		(41,940)	(16,123)

Consolidated revenue excluding effects of political revenue	$1,610,568	$1,582,723	2%	$4,560,796	$4,532,554	1%

iHM revenue	$830,509	$823,863	1%	$2,307,193	$2,286,040	1%
Excluding: Political revenue	(11,475)	(3,522)		(26,335)	(12,900)

iHM revenue excluding effects of political revenue	$819,034	$820,341	(0%)	$2,280,858	$2,273,140	0%

Americas Outdoor revenue	$329,500	$331,346	(1%)	$917,404	$952,832	(4%)
Excluding: Political revenue	(1,124)	(127)		(2,898)	(580)

Americas Outdoor revenue excluding effects of political revenue	$328,376	$331,219	(1%)	$914,506	$952,252	(4%)

Other revenue	$73,712	$57,460	28%	$184,236	$167,778	10%
Excluding: Political revenue	(6,867)	(1,150)		(12,707)	(2,643)

Revenue excluding effects of political revenue	$66,845	$56,310	19%	$171,529	$165,135	4%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses and Amortization of deferred system implementation costs to Corporate Expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2014	2013		2014	2013
Corporate Expense	$78,212	$89,574	(13%)	$233,114	$245,702	(5%)
Less: Non-cash compensation expense	(2,246)	(2,754)		(8,064)	(14,093)
Less: Amortization of deferred system implementation costs	(679)	—		(679)	—

	$75,287	$86,820	(13%)	$224,371	$231,609	(3%)

Reconciliation of OIBDAN to Net Income (Loss)

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2014	2013		2014	2013
OIBDAN	$479,167	$440,605	9%	$1,226,663	$1,211,901	1%
Non-cash compensation expense	2,246	2,754		8,064	14,093
Depreciation and amortization	175,865	177,330		524,798	539,246
Impairment charges	35	—		4,937	—
Amortization of Deferred System Implementation Costs	757	—		757	—
Other operating income, net	47,172	6,186		45,709	9,694

Operating income	347,436	266,707		733,816	668,256
Interest expense	432,616	438,404		1,304,335	1,231,437
Gain on sale of marketable securities	—	31		—	130,929
Equity in earnings (loss) of nonconsolidated affiliates	3,955	3,983		(9,388)	13,595
Loss of extinguishment of debt	(4,840)	—		(56,259)	(3,888)
Other income (expense), net	2,617	1,709		16,315	(17,389)

Loss before income taxes	(83,448)	(165,974)		(619,851)	(439,934)
Income tax benefit (expense)	(24,376)	73,802		(92,142)	158,650

Consolidated net loss	(107,824)	(92,172)		(711,993)	(281,284)
Less: Amount attributable to noncontrolling interest	7,028	9,683		13,679	16,372

Loss income attributable to the Company	$(114,852)	$(101,855)		$(725,672)	$(297,656)

About iHeartMedia, Inc.

iHeartMedia, Inc. (OTCBB: IHRT), the parent company of iHeartCommunications, Inc., is one of the leading global media and entertainment companies. The company specializes in radio, digital, outdoor, mobile, social, live events, on-demand entertainment and information services for local communities, and uses its unparalleled national reach to target both nationally and locally on behalf of its advertising partners. The company is dedicated to using the latest technology solutions to transform the company’s products and services for the benefit of its consumers, communities, partners and advertisers, and its outdoor business reaches over 40 countries across five continents, connecting people to brands using innovative new technology.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Effie Epstein

Vice President – Planning and Investor Relations

(212) 377-1116

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries, including iHeartCommunications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the use of cash from operations and other liquidity-generating transactions to make payments on its indebtedness; changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.